EXHIBIT 23.1

KPMG LLP 100 New Park Place Suite 1400 Vaughan, Ontario L4K 0J3	Telephone (905) 265-5900 Fax (905) 265-6390 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Aptose Biosciences Inc.

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 28, 2017, relating to the consolidated financial statements of Aptose Biosciences Inc. and its subsidiaries (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountant

Vaughan, Canada

November 28, 2017

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG Network of independent member firms affiliated with KPMG International Cooperative (“KPMG

International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.